UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): March 16, 2017
KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On March 16, 2017, Keysight Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in Santa Rosa, California. As of January 17, 2017, the Company’s record date for the Annual Meeting, there were a total of 171,486,980 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 157,543,458 shares of Common Stock or 91.87% were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	Election of the Directors nominated by the Board of Directors.

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2017.
3.    Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers for fiscal year 2016.

Votes regarding the election of the director nominees were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul N. Clark	140,732,954	511,931	85,079	16,213,494
Richard Hamada	135,810,261	5,432,736	86,967	16,213,494

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017 received the following votes:

For	Against	Abstain	Broker Non-Votes
156,275,951	1,109,593	157,914	0

Based on the votes set forth above, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2017 was duly ratified.

The proposal to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers received the following votes:

For	Against	Abstain	Broker Non-Votes
133,411,241	7,754,514	164,209	16,213,494

Based on the votes set forth above, the compensation of the Company’s named executive officers was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: March 20, 2017